                                  EXHIBIT 3

                    RESTATED CERTIFICATE OF INCORPORATION
                                  AND BYLAWS



                   RESTATED CERTIFICATE OF INCORPORATION
                                     OF
                         THOMAS & BETTS CORPORATION
To: The Secretary of State
    State of New Jersey

    Pursuant to the provisions of Section 14A:9-5 of the New Jersey Business Corporation Act, the undersigned corporation hereby executes the following Restated Certificate of Incorporation.


    FIRST:   The name of the Corporation is Thomas & Betts Corporation.


    SECOND: The purpose or purposes for which the Corporation is organized are:

    (1) To make and deal in proprietary and manufactured articles of all kinds and description and in electrical, chemical, photographical, surgical and scientific apparatus, devices and machinery of all kinds, and to carry on any other manufacturing, trading or distributing business, such as merchants, factors, agents or otherwise.

    (2) To carry on a general contracting business; to do electrical work of every kind and description, including the business of electricians, electrical and mechanical engineers and dealers, either as principals or agents, in electric motors, dynamos and electrical machinery, appliances, plants and supplies of any nature or kind whatsoever; to construct, erect, install, alter, repair, equip and deal in works, plants, instruments and machinery for generating, supplying and distributing electricity for light, heat, power or other purposes.

    (3) To manufacture, purchase or otherwise acquire, hold, own, mortgage, sell, assign and transfer, invest, trade, deal in and with other goods, wares, merchandise and property of every class and description, and generally to purchase, take on lease or in exchange, hire or otherwise acquire, deal in and with both real and personal property and any rights or privileges which the Corporation may consider necessary or convenient for the purpose of its business aforesaid.

    (4) To purchase or otherwise acquire the business or property of any person, firm, association or corporation, and to pay for the same in cash, stock or bonds of the Corporation or otherwise, and to hold or in any manner dispose of the whole or any part of the business or property so purchased, or to conduct or manage in any lawful manner the whole or any part of the business or property so acquired, and to exercise all the powers necessary or convenient in and about the conducting and managing of such business or property.

    (5) To purchase or otherwise acquire, hold, sell or otherwise dispose of stocks, bonds, debentures, notes, or other evidences of indebtedness of any corporation, including its own, for cash, or real or personal property, or in exchange for stocks, bonds, debentures, notes, or other evidences of indebtedness of any corporation, including its own, with full power to borrow such moneys as may be necessary for the purpose of its business, and to make and issue promissory notes, bills of exchange, bonds, debentures, obligations and evidences of indebtedness of all kinds, whether secured by mortgage, pledge, or otherwise, without limit as to amount, and to secure the same by mortgage, pledge, or otherwise; but it is not intended hereby to provide for and authorize the transaction of a banking business.

    (6) To purchase, acquire, hold, use, enjoy, deal in and dispose of inventions, improvements, letters patent, patent rights, processes, trademarks and devices and to grant licenses to use the same, and to do and transact all lawful business incidental to any or all of the above-mentioned objects.

    (7) To make any guarantees respecting dividends, bonds, interest, contracts or other obligations of this or other corporations.

    (8) The Corporation shall also have power to conduct its business in all its branches at one or more offices and without limitation to purchase, acquire, hold, sell, lease, mortgage and convey real and personal property in any state, territory or possession of the United States and in any foreign country or place.

    (9) The foregoing clauses shall be construed both as objects and powers; and it is hereby expressly provided that the foregoing enumeration of specific powers shall not be held to limit or restrict in any manner the general powers of the Corporation.


    THIRD:   (1) The aggregate number of shares which the Corporation
is authorized to issue is 40,500,000 shares, consisting of 40,000,000 shares of Common Stock, par value $.50 per share, and 500,000 shares of
Preferred Stock, no par value.   The designations, relative rights,
preferences and limitations of the shares of each class shall be as follows:

                                 COMMON STOCK

    The Common Stock shall have full voting rights and shall entitle the holders thereof to one vote for each share of Common Stock held by them.

                               PREFERRED STOCK

    Subject to the provisions hereof, the Board of Directors is hereby expressly authorized to issue the shares of Preferred Stock in series and to fix from time to time before issuance the number of shares to be included in each series and the designations, relative rights,
preferences and limitations of all shares of each series.   The
authority of the Board of Directors with respect to each series shall include, without limitation, the determination of any or all of the following matters:

      (a) The number of shares constituting such series and the designation thereof to distinguish the shares of such series from the shares of all other series;

      (b) The annual dividend rate on the shares of such series and whether such dividends shall be cumulative and, if cumulative, the date from which dividends shall accumulate;

      (c) The redemption price or prices for shares of such series, if redeemable, and the terms and conditions of such redemption;

      (d) The preference, if any, of shares of such series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

      (e) The voting rights, if any, of shares of such series in addition to the voting rights prescribed by law and the terms of exercise of such voting rights;

      (f) The right, if any, of shares of such series to be converted into shares of any other series or class and the terms and conditions of such conversion;

      (g) The terms or amount of any sinking fund provided for the purchase or redemption of such series; and

      (h) Any other relative rights, preferences and limitations of such series.

    The shares of each series may vary from the shares of any other series as to any of such matters.

    Dividends on all outstanding shares of Preferred Stock must be declared and paid, or set aside for payment before any dividends may be declared and paid, or set aside for payment, on shares of Common Stock with respect to the same dividend period.

    (2) Except as may otherwise be provided by the Board of Directors, no holder of any shares of the stock of the Corporation shall have any preemptive rights to purchase, subscribe for, or otherwise acquire any shares of stock of the Corporation of any class now or hereafter authorized, or any securities exchangeable for or convertible into such shares, or any warrants or other instruments evidencing rights or options to subscribe for, purchase or otherwise acquire such shares.


    FOURTH: The address of the Corporation's current registered office is 28 West State Street, Trenton, New Jersey 08608, and the name of its current registered agent at such address is The Corporation Trust
Company.


    FIFTH:   The number of directors constituting the current board of
directors is eleven (11). The names and addresses of the directors are as follows:


        NAMES                    ADDRESSES

    Hobart Betts           1555 Lynnfield Road, Memphis, Tennessee 38119
    Raymond B. Carey, Jr.  1555 Lynnfield Road, Memphis, Tennessee 38119
    Ernest H. Drew         1555 Lynnfield Road, Memphis, Tennessee 38119
    T. Kevin Dunnigan      1555 Lynnfield Road, Memphis, Tennessee 38119
    Thomas W. Jones        1555 Lynnfield Road, Memphis, Tennessee 38119
    Robert H. McCaffrey    1555 Lynnfield Road, Memphis, Tennessee 38119
    Clyde R. Moore         1555 Lynnfield Road, Memphis, Tennessee 38119
    J. David Parkinson     1555 Lynnfield Road, Memphis, Tennessee 38119
    Ian M. Ross            1555 Lynnfield Road, Memphis, Tennessee 38119
    Jerre L. Stead         1555 Lynnfield Road, Memphis, Tennessee 38119
    William H. Waltrip     1555 Lynnfield Road, Memphis, Tennessee 38119


    SIXTH:   The duration of the Corporation shall be perpetual.


    SEVENTH: (1) The property, affairs, and business of the Corporation shall be managed by a Board of Directors which shall exercise all the powers of the Corporation without action by the stockholders, except as otherwise expressly provided by statute or by the Certificate of Incorporation or by the By-laws. The number of directors which shall constitute the full Board shall be such as from time to time shall be fixed by the By-laws and such number may be altered from time to time in the manner provided in the By-laws; but such number shall in no case be less than three.

    (2) The Board of Directors shall have power to hold its meetings outside of the State of New Jersey at such places as from time to time may be designated by the By-laws or by resolution of the Board.

    (3) The By-laws may prescribe the number of directors necessary to constitute a quorum of the Board of Directors, which number may be less than a majority of the whole number of the Board of Directors.

    (4) The Board of Directors may appoint from the directors an executive committee, of which a majority shall constitute a quorum; and to such extent as shall be provided in the By-laws, such committee shall have and may exercise all or any of the powers of the Board of Directors during intervals between meetings of the Board, including the power to cause the seal of the Corporation to be affixed to all papers that may require it.

    (5) The Board of Directors shall have power from time to time to fix and determine and to vary the amount of the working capital of the Corporation; and to direct and determine the use and disposition of any surplus or net profits over and above the capital stock paid in; and in its discretion the Board of Directors may use and apply any such surplus or net profits in purchasing or acquiring its bonds or other obligations, or shares of its own capital stock, to such extent and in such manner and upon such terms as the Board of Directors shall deem expedient; but shares of such capital stock so purchased or acquired may be resold, unless such shares shall have been retired for the purpose of decreasing the Corporation's capital stock.

    (6) The Board of Directors shall determine from time to time whether and to what extent, and at what time and places, and under what conditions and regulations, the accounts and books of the Corporation, or any of them, shall be open to the inspection of stockholders, and no stockholder shall have any right to inspect any account or book or document of the Corporation, except as conferred by statute or authorized by the Board of Directors, or by a resolution of the stockholders.

    (7) The Board of Directors may make By-laws, and, from time to time, may alter, amend or repeal any By-Laws; but any By-laws made, altered or amended by the Board of Directors may be altered, amended or repealed by the stockholders at any annual meeting, or at any special meeting, provided notice of such proposed alteration, amendment or repeal be included in the notice of meeting.


    EIGHTH: (1) (a) Except as otherwise provided herein, no purchase by the Corporation from any Interested Person (as hereinafter defined) of shares of any stock of the Corporation owned by such Interested Person shall be made at a price exceeding the average price paid by such Interested Person for all shares of stock of the Corporation acquired by such Interested Person during the two-year period preceding the date of such proposed purchase unless such purchase is approved by the affirmative vote of not less than two-thirds of the votes cast by Disinterested Shareholders (as hereinafter defined) entitled to vote thereon.

      (b) The provisions of this Section 1 of ARTICLE EIGHTH shall not apply to (i) any offer to purchase made by the Corporation which is made on the same terms and conditions to all holders of shares of stock of the Corporation, (ii) any purchase by the Corporation of shares owned by an Interested Person occurring after the end of two years following the date of the last acquisition by such Interested Person of stock of the Corporation, (iii) any transaction which may be deemed to be a purchase by the Corporation of shares of its stock which is made in connection with the terms or operation of any stock option or other employee benefit plan now or hereafter maintained by the Corporation, or (iv) any purchase by the Corporation of shares of its stock at prevailing market prices pursuant to a stock repurchase program.

    (2) Notwithstanding any other provisions of this Certificate of Incorporation or the By-laws of the Corporation, no Transaction (as hereinafter defined) between the Corporation and any Interested Person shall be valid nor shall any such Transaction be consummated unless (i) such Transaction is expressly approved by at least the affirmative vote of Disinterested Directors (as hereinafter defined) which vote at the time constitutes at least a majority vote of the entire Board of Directors of the Corporation, or (ii) such Transaction is approved by the affirmative vote of not less than two-thirds of the votes cast by Disinterested Shareholders entitled to vote thereon, or (iii) if such Transaction would result in payment of cash or other property to the shareholders of the Corporation, such transaction provides for the payment to each of the Disinterested Shareholders upon the consummation thereof, in exchange for all the shares of the Corporation's capital stock held by each of such Disinterested Shareholders, consideration which, as to both amount and kind, is equal to or greater than the highest per share price actually paid by or for the account of such Interested Person for the same class of shares of capital stock held by such Disinterested Shareholders during both the two-year period prior to the time any such Interested Person became such and the two-year period prior to the consummation of such Transaction.

    (3) For purposes of this Article: (i) the term "Interested Person" means any individual, corporation, partnership, trust, association or other organization or entity (including any group formed for the purpose of acquiring, voting or holding securities of the Corporation) which beneficially or of record, owns or controls by agreement, voting trust or otherwise, at least 3% of the voting power of any class of capital stock of the Corporation and who (a) is offering shares to the Corporation for repurchase or (b) is party to a proposed Transaction with the Corporation, as the case may be, and such term also includes any corporation, partnership, trust, association, or other organization or entity in which one or more Interested Persons have the power, through the ownership of voting securities, by contract, or otherwise, to influence significantly any of the management, activities or policies of such corporation, partnership, trust, association, or other organization or entity; (ii) the term "Disinterested Director" means a director (excluding any director who is an Interested Person) who was either a member of the Board of Directors of the Corporation prior to the time the Interested Person in the proposed Transaction became an Interested Person or who subsequently became a director of the Corporation and whose election, or nomination for election, was approved by the vote of at least a majority of the Disinterested Directors of the Corporation voting on such nomination or election; (iii) the term "Disinterested Shareholders" means those holders of the Corporation's capital stock entitled to vote on the Transaction, none of which is an Interested Person; and (iv) the term "Transaction" includes a merger, consolidation, liquidation, or other form of corporate reorganization deemed to involve the purchase or transfer of the shares of the Corporation.

    (4) The provisions of this Article shall not be amended without the affirmative vote of not less than two-thirds of the votes cast by shareholders entitled to vote thereon; provided, however, that if, at the time of such vote, there shall be one or more Interested Persons,
(i) in the case of amendment of Section 1 or 2 of this ARTICLE EIGHTH, such affirmative vote shall include the affirmative vote in favor of such amendment of not less than two-thirds of the votes cast by Disinterested Shareholders entitled to vote thereon, or (ii) in the case of Section 2 of this ARTICLE EIGHTH, such amendment shall have been approved by the affirmative vote of Disinterested Directors, which vote at the time constitutes at least a majority vote of the entire Board of Directors of the Corporation.

    (5) The provisions of this Article shall be in addition to any other provisions of the New Jersey Business Corporation Law or this Certificate of Incorporation or the By-laws of the Corporation, each as amended from time to time, applicable to the authorization and consummation by the Corporation of any transaction or amendment contemplated by this ARTICLE EIGHTH.


    NINTH:   (1) Elimination of Certain Liability of Directors.   A
director of the corporation shall not be personally liable to the Corporation or its shareholders for damages for breach of any duty owed to the Corporation or its shareholders, except for liability for any breach of duty based upon an act or omission (a) in breach of such person's duty of loyalty to the Corporation or its shareholders, (b) not in good faith or involving a knowing violation of law or (c) resulting in receipt by such person of an improper personal benefit.

    (2) Elimination of Certain Liability of Officers. Unless provided otherwise by law, an officer of the Corporation shall not be personally liable to the Corporation or its shareholders for damages for breach of any duty owed to the Corporation or its shareholders, except for liability for any breach of duty based upon an act or omission (a) in breach of such person's duty of loyalty to the Corporation or its shareholders, (b) not in good faith or involving a knowing violation of law or (c) resulting in receipt by such person of an improper personal benefit.

    (3) Repeal or Modification of ARTICLE NINTH.    Any repeal or
modification of the foregoing paragraphs by the shareholders of the Corporation shall not adversely affect any right or protection of a director or an officer of the Corporation existing at the time of such repeal or modification.

    Dated this first day of December, 1993.

                               THOMAS & BETTS CORPORATION

                               By

                                 James D. Hay
                                 Vice President-General Counsel

BY-LAWS
             OF
                     THOMAS & BETTS CORPORATION




                   As Adopted by the Board of Directors on
            February 6, 1991 and Last Amended on December 1, 1993

                            Amendments to By-Laws



Article   Section          Subject                  Date Amended

  IX           1      Fiscal Year                   April 26, 1993

  IV           1      Officers -  Election, Term
                      of Office and Qualifications  December 1, 1993

                              TABLE OF CONTENTS
                                                       Page

ARTICLE I.   MEETINGS OF SHAREHOLDERS

Section 1 Annual Meeting . . . . . . . . . . . . . . . .     1
        2 Special Meetings . . . . . . . . . . . . . . .     1
        3 Place of Meetings. . . . . . . . . . . . . . .     1
        4 Notice of Meetings . . . . . . . . . . . . . .     1
        5 Quorum; Adjournment. . . . . . . . . . . . . .     1
        6 Organization . . . . . . . . . . . . . . . . .     2
        7 Voting . . . . . . . . . . . . . . . . . . . .     2
        8 Shareholder Lists. . . . . . . . . . . . . . .     2
        9 Notice of Business and Nominations . . . . . .     2
       (A) Annual Meetings of Shareholders . . . . . . .     2
       (B) Special Meetings of Shareholders. . . . . . .     4
       (C) General . . . . . . . . . . . . . . . . . . .     4
       10 Inspectors of Elections; Opening and
       Closing the Polls . . . . . . . . . . . . . . . .     5

ARTICLE II.   BOARD OF DIRECTORS

Section 1 General Powers . . . . . . . . . . . . . . . .     5
        2 Number, Election and Term of Office. . . . . .     5
        3 Meetings . . . . . . . . . . . . . . . . . . .     6
        4 Place of Meeting . . . . . . . . . . . . . . .     6
        5 Notice of Meetings . . . . . . . . . . . . . .     6
        6 Quorum and Manner of Acting. . . . . . . . . .     6
        7 Organization . . . . . . . . . . . . . . . . .     6
        8 Resignations . . . . . . . . . . . . . . . . .     7
        9 Removal of Directors . . . . . . . . . . . . .     7
       10 Vacancies. . . . . . . . . . . . . . . . . . .     7
       11 Compensation . . . . . . . . . . . . . . . . .     7
       12 Increasing Number of Directors . . . . . . . .     7

ARTICLE III.   EXECUTIVE AND OTHER COMMITTEES

Section 1 Executive Committee.  General Powers and
          Membership . . . . . . . . . . . . . . . . . .     7
        2 Procedure. . . . . . . . . . . . . . . . . . .     8
        3 Other Committees . . . . . . . . . . . . . . .     8

ARTICLE IV.   OFFICERS

Section 1 Election, Term of Office and Qualifications. .     8
        2 Removal. . . . . . . . . . . . . . . . . . . .     9
        3 Resignations . . . . . . . . . . . . . . . . .     9
        4 Vacancies. . . . . . . . . . . . . . . . . . .     9
        5 Chairman of the Board of Directors . . . . . .     9
        6 President. . . . . . . . . . . . . . . . . . .     9
        7 Chief Executive Officer. . . . . . . . . . . .     9
        8 Secretary. . . . . . . . . . . . . . . . . . .    10
        9 Treasurer. . . . . . . . . . . . . . . . . . .    10

ARTICLE V.   INDEMNIFICATION OF OFFICERS AND DIRECTORS

Section 1 Right to Indemnification . . . . . . . . . . .    10
        2 Right of Claimant to Bring Suit. . . . . . . .    11
        3 Non-Exclusivity of Rights; Continuation of
         Rights. . . . . . . . . . . . . . . . . . . . .    12
        4 Insurance. . . . . . . . . . . . . . . . . . .    12

ARTICLE VI.   EXECUTION OF INSTRUMENTS, ETC.

Section 1 Contracts, Etc., How Executed. . . . . . . . .    12
        2 Deposits . . . . . . . . . . . . . . . . . . .    12
        3 Checks, Drafts, Etc. . . . . . . . . . . . . .    13

ARTICLE VII.   SHARES AND THEIR TRANSFER; SHAREHOLDER RECORDS

Section 1 Certificates of Stock. . . . . . . . . . . . .    13
        2 Transfer of Shares . . . . . . . . . . . . . .    13
        3 Closing of Transfer Books; Record Date . . . .    13
        4 Lost and Destroyed Certificates. . . . . . . .    14
        5 Regulations. . . . . . . . . . . . . . . . . .    14
        6 Examination of Shareholder List. . . . . . . .    14

ARTICLE VIII.   NOTICE

Section 1 Waiver of Notice . . . . . . . . . . . . . . .    15

ARTICLE IX.   MISCELLANEOUS

Section 1 Fiscal Year. . . . . . . . . . . . . . . . . .    15
        2 Seal . . . . . . . . . . . . . . . . . . . . .    15

ARTICLE X.   AMENDMENTS

Section 1    . . . . . . . . . . . . . . . . . . . . . .    15

                                   BY-LAWS

                                  ARTICLE I.

                           Meetings of Shareholders

       Section 1.  Annual Meeting.  The annual meeting of
shareholders for the election of directors and for the transaction of such other business as may properly come before said meeting shall be held on a day during the period from April 15 to May 15, or on any other day, and at a time determined by the Board of Directors.

       Section 2. Special Meetings. Except as otherwise required by law, a special meeting of shareholders may be called at any time by the Chairman of the Board of Directors or by the President or by the Board of Directors pursuant to a resolution adopted by a majority of the total number of directors which the Corporation would have at the time of the adoption of such resolution if there were no vacancies (the "Whole Board") and by no other person or persons.

       Section 3. Place of Meetings. All meetings of shareholders shall be held at the principal office of the Corporation in the State of New Jersey, or at other places in or outside of such State as may be designated by the Board of Directors and specified in the notice of meeting.

       Section 4. Notice of Meetings. Notice of each meeting stating the purpose or purposes for which the meeting is called and the time when and the place where it is to be held, shall be served upon each shareholder of record entitled to vote at such meeting, either personally or by mailing such notice to him or her, not less than 10 days nor more than 60 days before the time fixed for such meeting. If mailed, it shall be directed to a shareholder at his or her address as it appears on the shareholder list. Any previously scheduled meeting of the shareholders may be postponed by resolution of the Board of Directors upon public notice given prior to the date previously scheduled for such meeting of shareholders.

       Section 5. Quorum; Adjournment. Except as otherwise provided by law or by the Certificate of Incorporation, at each meeting of shareholders, the holders of record of a majority of the total number of the shares of capital stock entitled to vote must be present in person or by proxy to constitute a quorum for the transaction of business. Whether or not there is a quorum at any meeting, the shareholders present and entitled to cast a majority of the votes thereat or the Chairman of the meeting may adjourn and readjourn the meeting from time to time. At any such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called.

       Section 6. Organization. At every meeting of the shareholders, the Chairman of the Board of Directors, or, in his or her absence, the President, or, in his or her absence, a Vice President designated by the President or, in the absence of such designation, a chairman designated by the Board of Directors, shall act as Chairman. The Secretary or the Assistant Secretary or such officer of the Corporation designated by the chairman shall act as secretary of each meeting of the shareholders.

       Section 7. Voting. Each shareholder of record present shall be entitled at each meeting of shareholders to such number of votes as shall be prescribed by the Certificate of Incorporation for the shares of capital stock recorded in his or her name in the shareholder records of the Corporation

            (a)  at the record date fixed as provided in Section 3 of
                 Article VII, or

            (b) if no such record date shall have been fixed, then at the close of business on the eleventh day before the day of such meeting.

       The voting at any meeting of shareholders need not be by ballot, unless specifically required by law or requested by a qualified voter present in person or by proxy.

       Shares of its own capital stock belonging to the Corporation shall not be voted upon directly or indirectly.

       Section 8. Shareholder Lists. The Transfer Agent or the Secretary, or such other officer as may be designated by the Board of Directors, shall make a full, true and complete list, in alphabetical order, of all shareholders entitled to vote at each annual or special meeting of shareholders, and the address and the number of shares of capital stock held by each. The Board of Directors shall produce such list at the time and place of the meeting, to remain there during the meeting. Such list shall be the only evidence as to who are the shareholders entitled to vote at the meeting.

       Section 9.  Notice of Business and Nominations.

       (A)  Annual Meetings of Shareholders.  (1)   Nominations of
persons for election to the Board of Directors of the Corporation and any proposal of business to be considered by the shareholders may be made at an annual meeting of shareholders only (a) pursuant to the Corporation's notice of meeting, (b) by or at the direction of the Board of Directors or (c) by any shareholder of the Corporation who was a shareholder of record at the time of giving of notice provided for in this Section, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section.

            (2) For nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to clause
(c) of paragraph (A) (1) of this Section, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made.

       Such shareholder's notice shall set forth (a) as to each person whom the shareholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such shareholder, as such name and address appear in the Corporation's shareholder records, and of such beneficial owner and (ii) the class and number of shares of the Corporation which are owned beneficially and of record by such shareholder and such beneficial owner.

            (3) Notwithstanding anything in the second sentence of paragraph (A) (2) of this Section to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least 70 days prior to the first anniversary of the preceding year's annual meeting, a shareholder's notice required by this Section shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

       (B) Special Meetings of Shareholders. Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of shareholders at which directors are to be elected pursuant to the notice of meeting (a) by or at the direction of the Board of Directors or (b) by any shareholder of the Corporation who is a shareholder of record at the time of giving of notice provided for in this Section, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this Section. Nominations by shareholders of persons for election to the Board of Directors may be made at such a special meeting of shareholders if the shareholder's notice required by paragraph (A) (2) of this Section shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the 90th day prior to such special meeting and not later than the close of business on the later of the 60th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

       (C) General. (1) Only such persons who are nominated in accordance with the procedures set forth in this Section shall be eligible to serve as directors and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section. Except as otherwise provided by law, the Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section and, if any proposed nomination or business is not in compliance with this Section, to declare that such defective proposal or nomination shall be disregarded.

            (2) For purposes of this Section, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15 (d) of the Exchange Act.

            (3) Notwithstanding the foregoing provisions of this Section, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section. Nothing in this Section shall be deemed to affect any rights of shareholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

       Section 10. Inspectors of Elections; Opening and Closing the Polls. The Board of Directors by resolution shall appoint one or more inspectors, which inspector or inspectors may include individuals who serve the Corporation in other capacities, including, without limitation, as officers, employees, agents or representatives of the Corporation, to act at the meeting and make a written report thereof. One or more persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate has been appointed to act or is able to act at a meeting of shareholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging his or her duties, shall take and sign an oath or affirmation faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall have the duties prescribed by law.

       The chairman of the meeting shall fix and announce at the meeting the date and time of the opening and the closing of the polls for each matter upon which the shareholders will vote at a meeting.


                                 ARTICLE II.

                              Board of Directors

       Section 1. General Powers. The business of the Corporation, except as otherwise expressly provided by law or by the Certificate of Incorporation, shall be managed by the Board of Directors.

       Section 2. Number, Election and Term of Office. A Board of Directors of not less than seven nor more than fifteen members as may be determined by the Board of Directors at a meeting held prior to the annual meeting shall be elected at the annual meeting of shareholders. The number of directors to be elected shall be stated in the notice of the meeting. Subject to such limitation, the persons receiving the greatest number of votes shall be the directors and they shall hold office until the next annual meeting and until their successors shall have been elected and qualified, or until death, resignation, disqualification or removal. Each director shall within one month's time of his or her election and so long as he or she shall continue to be a director, be a bona fide holder of at least one share of the Common Stock of the Corporation.

       Section 3. Meetings. The Board of Directors shall hold regular meetings on such days and at such hours as may be fixed by the Board of Directors from time to time, except that a regular meeting shall be held as soon as practicable after the adjournment of the annual meeting of the shareholders at which such Board of Directors shall have been elected, for the purpose of organization, the election of officers and the transaction of such other business as may properly come before the meeting.

       Special meeting shall be held whenever called by the Chairman of the Board of Directors or by the President or any two directors.

       Section 4.  Place of Meeting.  Meetings of the Board of
Directors shall be held at the principal office of the Corporation or at such other place as the Board of Directors may from time to time determine.

       Section 5. Notice of Meetings. Notice need not be given for regular Board of Directors meetings, the dates, times, and places of which have been fixed by the Board of Directors in advance for the calendar year. Notice of a special meeting or of a change in the date, time, or place of holding a regular Board of Directors meeting shall be communicated (i) in writing to each director at the director's residence or usual place of business, or at such other address as the director may have designated in a written request filed with the Secretary, at least five days before the day on which the meeting is to be held, or (ii) orally, in person or by telephone, at least 24 hours before the time at which the meeting is to be held. Notice of any meeting of the Board of Directors may be waived in writing by any director either before or after the time of such meeting; and at any meeting at which every director shall be present, even though without any notice, any business may be transacted.

       Section 6. Quorum and Manner of Acting. A majority of the total number of directors shall be present in person or by telephone at any meeting of the Board of Directors in order to constitute a quorum for the transaction of business thereat. Whether or not there is a quorum at any meeting, a majority of the directors who are present may adjourn and readjourn any meeting from time to time to a day and hour certain.

       Section 7. Organization. At every meeting of the Board of Directors, the Chairman of the Board of Directors, or, in his or her absence, the President, or, in his or her absence, a chairman chosen by a majority of the directors present, shall preside. The Secretary of the Corporation shall act as secretary of the meetings of the Board of Directors. At any meeting of the Board of Directors, in the absence of the Secretary, the chairman of such meeting shall appoint a person to act as secretary of the meeting.

       Section 8. Resignations. Any director may resign at any time by giving written notice to the Chairman of the Board of Directors or to the President or to the Secretary of the Corporation or to the Board of Directors. Such resignation shall take effect at the time specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

       Section 9. Removal of Directors. Any director may be removed, either with or without cause, at any time, by the affirmative vote of the holder or holders of record of shares of capital stock of the Corporation entitled to cast at least 50% of the total number of votes entitled to be cast at a special meeting of shareholders called for that purpose.

       Section 10. Vacancies. Except as otherwise provided by law or by the Certificate of Incorporation, any vacancy in the Board of Directors arising at any time and for any cause, may be filled by the vote of a majority of the directors remaining in office.

       Section 11. Compensation. The Board of Directors, by the affirmative vote of a majority of directors in office and irrespective of any personal interest of any of them, shall have the authority to establish reasonable compensation, including reimbursement of expenses, of directors for services to the Corporation as directors, officers or otherwise. Nothing herein contained shall be construed to preclude any director from serving in any other capacity or receiving compensation for such service.

       Section 12. Increasing Number of Directors. The Board of Directors shall have power at any time when the shareholders as such are not assembled in a meeting, regular or special, to increase the number of directors elected by the shareholders and forthwith to fill such position or positions by the election of one or more directors, to hold office until the next annual meeting of shareholders, and until his, her or their successor or successors are elected and qualified.


                                 ARTICLE III.

                        Executive and Other Committees

       Section 1. Executive Committee. General Powers and Membership. From time to time, the Board of Directors may, by a majority of the Whole Board, appoint from its members an Executive Committee consisting of at least three members of the Board of Directors, a majority of whom shall not be employees of the Corporation, and the Committee shall meet at the call of the Chairman, or, in the absence of the Chairman, at the call of any member of such committee, to act for the Board of Directors, to the extent permitted by law, in any situation in which action of the Board of Directors is required and it is not practicable to have a meeting of the Board of Directors. The Executive Committee shall have and may exercise all the powers of the Board of Directors except the power to appoint or remove a member of the Executive Committee or other committee, the power to fill vacancies in the Board of Directors, the power to remove an officer appointed by the Board of Directors and the power to amend or repeal these By-laws during the intervals between the meetings of the Board of Directors. All actions of the Executive Committee shall be reported to the Board of Directors at its meeting next succeeding such action and, insofar as the rights of third parties shall not be affected thereby, shall be subject to revision and alteration by the Board of Directors.

       All members of the Board of Directors not appointed to the Executive Committee may be authorized by appropriate action of the Board of Directors to attend the meetings of the Executive Committee as observers but without any right to vote at such meetings and shall be entitled to receive such fees as shall be fixed by the Board of Directors.

       Section 2. Procedure. The Executive Committee shall fix its own rules of procedure and shall meet where and as provided by such rules or by resolution of the Board of Directors. The presence in person or by telephone of a majority shall be necessary to constitute a quorum and in every case the affirmative vote of a majority of all members of the committee shall be necessary.

       Section 3. Other Committees. From time to time, the Board of Directors, by resolution adopted by a majority vote of the Whole Board, may appoint any other committee or committees for any purpose or purposes with such powers as shall be specified in the resolution of appointment and permitted by law.


                                 ARTICLE IV.

                                   Officers

       Section 1. Election, Term of Office and Qualifications. The Board of Directors shall elect a President, a Secretary and a Treasurer and it may elect a Chairman of the Board of Directors, one or more Vice Presidents and such other officers as it may deem necessary from time to time, with such authority and such duties as may be prescribed by the Board of Directors from time to time.
Subject to the provisions of Section 2 and Section 3 of this Article each elected officer shall hold office until the next annual election and until his or her successor is chosen and qualified. Divisional officers, who shall not be officers of the Corporation, may be appointed by the Chief Executive Officer to perform such duties as may be assigned from time to time by the Chief Executive Officer.

       The same person, whether an officer of the Corporation or a divisional officer, may hold more than one office, so far as permitted by law, and exercise and perform the powers and duties thereof.

       Section 2. Removal. Any officer may be removed, either with or without cause, at any time, by resolution adopted by a majority of the Whole Board, at any meeting of the Board of Directors, or by any committee or officer upon whom such power of removal shall have been conferred by resolution adopted by a majority of the Whole Board.

       Section 3. Resignations. Any officer may resign at any time by giving written notice to the Chairman of the Board of Directors or to the President or to the Secretary or to the Board of Directors. Any such resignation shall take effect at the time specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

       Section 4. Vacancies. A vacancy in any office arising from any cause may be filled for the unexpired portion of the term in the manner prescribed in these By-laws for election to such elective office.

       Section 5. Chairman of the Board of Directors. The Chairman of the Board of Directors shall preside at all shareholders' meetings and meetings of the Board of Directors. He or she shall perform such additional duties and possess such additional powers as from time to time shall be prescribed for him or her by the Board of Directors.

       Section 6. President. The President shall perform such duties and possess such powers as from time to time shall be prescribed for him or her by the Board of Directors. In the absence of the Chairman of the Board of Directors he or she shall perform the duties and possess the powers of the Chairman of the Board of Directors.

       Section 7. Chief Executive Officer. The Board of Directors may from time to time designate either the Chairman of the Board of Directors or the President as the Chief Executive Officer of the Corporation to be in general charge of the business of the Corporation in all its departments. This shall require the affirmative vote of a majority of the Whole Board given at any meeting.

       Section 8.  Secretary.  The Secretary shall:

            (a) keep the minutes of all meetings of the shareholders and of the Board of Directors, and of any committee of the Board of Directors to which a secretary shall not have been appointed, in books to be kept for the purpose;

            (b) see that all notices are duly given in accordance with these By-laws or as required by law;

            (c) be custodian of the records (other than financial) and have charge of the seal of the Corporation and see that it is used upon all papers or documents whose execution on behalf of the Corporation under its seal is required by law or duly authorized in accordance with these By-laws; and

            (d) in general, perform all duties incident to the office of the Secretary and such other duties as from time to time may be assigned by the Board of Directors or by the Chairman of the Board of Directors or by the President or by any committee thereunto authorized.

       Section 9.  Treasurer.  The Treasurer shall:

            (a) have charge and custody of, and be responsible for, all funds and securities of the Corporation; and

            (b) in general, perform all the duties incident to the office of Treasurer, and such other duties as from time to time may be assigned by the Chairman of the Board of Directors or by the President or by the Board of Directors or by any committee thereunto authorized.


                                  ARTICLE V.

                  Indemnification of Officers and Directors

       Section 1. Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the Corporation to the fullest extent authorized or permitted by the New Jersey Business Corporation Act, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors. The right to indemnification conferred in this Section shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the New Jersey Business Corporation Act requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise.

       Section 2.  Right of Claimant to Bring Suit.  If a claim under
Section 1 of this Article is not paid in full by the Corporation within ninety days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim, and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the New Jersey Business Corporation Act for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the New Jersey Business Corporation Act, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its shareholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

       Section 3. Non-Exclusivity of Rights; Continuation of Rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, By-law, agreement, vote of shareholders or disinterested directors or otherwise. All rights to indemnification under this Article shall be deemed to be a contract between the Corporation and each director or officer of the Corporation who serves or served in such capacity at any time while this Article is in effect. Any repeal or modification of this Article or any repeal or modification of relevant provisions of the New Jersey Business Corporation Act or any other applicable laws shall not in any way diminish any rights to indemnification of such director or officer or the obligations of the Corporation arising hereunder.

       Section 4. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director or officer of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the New Jersey Business Corporation Act.


                                 ARTICLE VI.

                        Execution of Instruments, Etc.

       Section 1. Contracts, Etc., How Executed. All contracts and other corporate instruments shall be executed in the name of and in behalf of the Corporation and delivered by the Chairman of the Board of Directors, the President, the President of a division of the Corporation, any Vice President or the Treasurer and attested by the Secretary, Assistant Secretary or the Vice President-General Counsel unless the Board of Directors shall specifically direct otherwise.

       Section 2. Deposits. Funds of the Corporation may be deposited from time to time to the credit of the Corporation with such depositaries as may be selected by the Board of Directors or by any committee or officer or officers, agent or agents of the Corporation to whom such power may be delegated from time to time by the Board of Directors.

       Section 3. Checks, Drafts, Etc. All checks, drafts or other orders for the payment of money, notes, acceptances, or other evidences of indebtedness issued in the name of the Corporation shall be signed by the Vice President-Finance and/or the Treasurer or such agent or agents of the Corporation as shall be designated from time to time by the Vice President-Finance and/or Treasurer. Unless otherwise provided by resolution of the Board of Directors, endorsements for deposit to the credit of the Corporation in any of its duly authorized depositaries may be made without counter signature, by the President or any Vice President, or the Treasurer, or by any other officer or agent of the Corporation to whom such power shall have been delegated by the Vice President-Finance and/or Treasurer and may be made by hand-stamped impression in the name of the Corporation.


                                 ARTICLE VII.

                Shares and Their Transfer; Shareholder Records

       Section 1. Certificates of Stock. The stock of the Corporation shall be represented by certificates signed by the Chairman of the Board of Directors or by the President and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, and sealed with the seal of the Corporation. Such seal may be a facsimile, engraved or printed. Where any such certificate is signed by a Transfer Agent or Assistant Transfer Agent or by a Transfer Clerk and by a Registrar, the signatures of the Chairman of the Board of Directors, President, Secretary, Assistant Secretary, Treasurer or Assistant Treasurer and of the Transfer Agent, Assistant Transfer Agent, Transfer Clerk and Registrar upon such certificate may be facsimiles, engraved or printed.

       Section 2. Transfer of Shares. Transfers of shares of the capital stock of the Corporation shall be recorded in the shareholder records of the Corporation when duly assigned by the holder of record of such shares or by his or her attorney thereunto duly authorized, and on surrender of the certificate or certificates, for such shares or pursuant to the abandoned property laws of any state of the United States if the shareholder's share interest shall be properly within the jurisdiction of the state and has been deemed abandoned and subject to custodial retention under the laws of such state.

       Section 3. Closing of Transfer Books; Record Date. The Board of Directors may close the stock transfer books for a period not exceeding 60 days preceding the date of any meeting of shareholders or the date for payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect; provided, however, in lieu of closing the stock transfer books, as aforesaid the Board of Directors may at its discretion fix in advance a date, not exceeding 60 days preceding the date of any meeting of shareholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, as a record date for the determination of the shareholders entitled to notice of, and to vote at, any such meeting, or entitled to receive payment of any such dividend, or any such allotment of rights, or to exercise the rights in respect to any such change, conversion or exchange of capital stock, and all persons who are holders of record at such time of the class of stock involved, and no others, shall be entitled to such notice of, and to vote at, such meeting, or to receive payment of such dividend, or allotment of rights or exercise of such rights, as the case may be.

       Section 4. Lost and Destroyed Certificates. The holder of record of any certificate of stock who shall claim that such certificate is lost or destroyed may make an affidavit or affirmation of that fact and advertise the same in such manner as the Board of Directors, the Transfer Agent or the Registrar may require and give a bond, if required to do so, in the form and in such sum as the Board of Directors, the Transfer Agent or the Registrar may direct, sufficient to indemnify the Corporation, the Transfer Agent and the Registrar against any claim that may be made on account of such certificate, whereupon one or more new certificates may be issued of the same tenor and for the same aggregate number of shares as the one alleged to be lost or destroyed.

       Section 5. Regulations. The Board of Directors may make such rules and regulations as it may deem expedient concerning the issuance, transfer and registration of certificates of stock; it may appoint one or more transfer agents or registrars of transfers or both, and may require all certificates of stock to bear the signature of either or both.

       Section 6. Examination of Shareholder List. Subject to the limitations provided by law, upon the written request of any shareholder, a list containing the names and addresses of all shareholders, and the number of shares of capital stock held by each, shall be available during regular business hours at the registered office of the Corporation or at the office of its principal transfer agent for inspection by any shareholder of record of the Corporation.




                                ARTICLE VIII.

                                    Notice

       Section 1. Waiver of Notice. No notice of the time, place or purpose of any meeting of shareholders or directors, or of any committee, or any publication thereof, whether prescribed by law, by the Certificate of Incorporation or by these By-laws, need be given to any person who attends such meeting, or who, in writing, executed either before or after the holding thereof, waives such notice, and such attendance or waiver shall be deemed equivalent to notice.


                                 ARTICLE IX.

                                Miscellaneous

       Section 1. Fiscal Year. The fiscal year of the Corporation shall end on the Sunday closest to the end of the calendar year.

       Section 2. Seal. The seal of the Corporation shall be a device, circular in form, containing the name of the Corporation, the figures "1917" and the words, "Corporate Seal" and "New Jersey." The corporate seal may be used in printing, engraving, lithographing, stamping or otherwise making, placing or affixing, or causing to be printed, engraved, lithographed, stamped or otherwise made, placed or affixed, upon any paper or document, by any process whatsoever, an impression facsimile, or other reproduction of the corporate seal. The Secretary, Assistant Secretary, Vice President-General Counsel or any other person specifically authorized by the Board of Directors, may use the seal of the Corporation in connection with corporate contracts or instruments.


                                  ARTICLE X.

                                  Amendments

       Section 1. These By-laws may be amended or repealed by the shareholders at any annual meeting, or at any special meeting if notice of the proposed amendment or new By-laws is included in the notice of such meeting. These By-laws may be amended or repealed by the affirmative vote of a majority of the Whole Board given at any meeting, the notice or waiver of notice whereof mentions such amendment or repeal as one of the purposes of such meeting.